FOR IMMEDIATE RELEASE

CONTACTS:             James G. Rakes, President & CEO  (540) 951-6236
                      J. Robert Buchanan, Treasurer    (276) 979-0341


                       NATIONAL BANKSHARES, INC. ANNOUNCES
                              SEMI-ANNUAL DIVIDEND


BLACKSBURG, VA, November 9, 2005: NATIONAL BANKSHARES, INC. (Nasdaq Stock
Market: NKSH) announced that its Board of Directors today approved payment on December 1, 2005 of a semi-annual dividend of $0.72 per share to stockholders of record as of November 18, 2005. Total 2005 Company dividends of $1.42 per share will be nearly 11% higher than the $1.28 per share paid in 2004.

National Bankshares Chairman, President and CEO said, "We are pleased to continue to share our success with our loyal stockholders. We appreciate their continued support."

National Bankshares, Inc. is a financial holding company headquartered in Blacksburg, Virginia. It has two bank subsidiaries, The National Bank and Bank of Tazewell County, with a total of 26 office locations throughout Southwest Virginia. The Company also operates a non-bank subsidiary, National Bankshares Financial Services, Inc. Its stock trades on the Nasdaq Stock Market under the symbol "NKSH". Additional information is available on the Company web site at www.nationalbankshares.com.